UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2023

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 15, 2023, as part of the review of Republic Bancorp, Inc.’s and Republic Bank & Trust Company’s (collectively, the “Company”), the Company’s Board of Directors adopted a revised Republic Bancorp, Inc. and Republic Bank & Trust Company Code of Conduct and Ethics (“Code”) that amended, restated, and replaced the prior Republic Bancorp, Inc. and Republic Bank & Trust Company Code of Conduct & Ethics (“Prior Code”). The amendments to the Code clarify, update, or enhance the descriptions of the standards of conduct that are expected of all directors, officers, and employees of the Company. The adoption of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the Prior Code.

The above description of the Code is qualified in its entirety by reference to the full text of the Code, which is publicly available on the corporate governance page of the Company’s website at https://republicbank.q4ir.com/overview/documents/default.aspx and attached as Exhibit 14.1 hereto. In addition, you may request a copy of the Code free of charge by emailing legal-department@republicbank.com.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. Exhibit No.

	14.1	Republic Bancorp, Inc. and Republic Bank & Trust Company Code of Conduct and Ethics
	104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: November 15, 2023	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

2